Filed pursuant to Rule 424(b)(3)
                                               Registration No. 333-90996


                         PROSPECTUS SUPPLEMENT NO. 4
                     (TO PROSPECTUS DATED JULY 11, 2002)

                              CBRL GROUP, INC.

                   ---------------------------------------

        LIQUID YIELD OPTION(TM) NOTES DUE 2032 (ZERO COUPON - SENIOR),
                             RELATED GUARANTEES
                                   AND
    SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OR REDEMPTION OF THE
                        LIQUID YIELD OPTION(TM) NOTES

                   ----------------------------------------

     This prospectus supplement amends and supplements the prospectus dated July 11, 2002, as amended and supplemented by prospectus supplement no. 1 dated July 18, 2002, prospectus supplement no. 2 dated July 26, 2002, and prospectus supplement no. 3 dated August 2, 2002, relating to our Liquid Yield Option(TM) Notes due 2032 (Zero Coupon - Senior) (the "LYONs"), the related guarantees of the LYONs and shares of our common stock issuable upon conversion or redemption of the LYONs.

     This prospectus supplement is incorporated by reference into, and should be read in conjunction with, the prospectus dated July 11, 2002, including any amendments or supplements to it. This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the prospectus, including any amendments or supplements to it. This prospectus supplement, along with the prospectus dated July 11, 2002, the prospectus supplement no. 1 dated July 18, 2002, the prospectus supplement no. 2 dated July 26, 2002, and the prospectus supplement no. 3 dated August 2, 2002, constitutes the prospectus required to be delivered by Section 5(b) of the Securities Act of 1933, as amended, with respect to offers and sales of the LYONs, the related guarantees, and the common stock issuable upon conversion or redemption of the LYONs.

     SEE "RISK FACTORS" BEGINNING ON PAGE 7 OF THE PROSPECTUS DATED JULY 11, 2002 FOR FACTORS YOU SHOULD CONSIDER BEFORE PURCHASING THE LYONS OR OUR COMMON STOCK.

     This prospectus supplement amends and replaces the first paragraph and the table under the heading "Selling Securityholders" beginning on page 17 of the prospectus dated July 11, 2002, as supplemented and amended, with the information in the following paragraph and table. We may further amend or supplement this table from time to time if necessary.

     The following table provides, as of August 9, 2002, the name of each selling securityholder, the principal amount at maturity of LYONs held by such selling securityholder, the number of shares of common stock owned by such securityholder prior to its purchase of LYONs and the common stock issuable upon conversion of the LYONs (based upon the initial conversion price). This information has been obtained from the selling securityholders on or prior to the date of this prospectus supplement. However, the selling securityholders may have sold, transferred or otherwise disposed of all or a portion of their LYONs since the date on which they provided the information regarding their LYONs.

--------------------------------------------
TM Trademark of Merrill Lynch & Co., Inc.





                                    PRINCIPAL
                                    AMOUNT AT                                       COMMON
                                   MATURITY OF                      COMMON           STOCK
                                      LYONS        PERCENT OF   STOCK ISSUABLE       OWNED
                                   BENEFICIALLY      TOTAL           UPON          PRIOR TO
                                    OWNED AND     OUTSTANDING     CONVERSION      CONVERSION
SELLING SECURITYHOLDER               OFFERED         LYONS         OF LYONS        OF LYONS*
----------------------             ------------   -----------   --------------    ----------

Advent Convertible Master Cayman
  L.P.                             $ 17,708,000      4.20%           192,280          --
Akela Capital Master Fund, Ltd.    $  3,000,000      0.71%            32,575          --
Allentown City Firefighters
  Pension Plan                     $     55,000      0.01%               597          --
Allentown City Officers &
  Employees Pension Fund           $     19,000      0.00%               206          --
Allentown City Police Pension
  Plan                             $    104,000      0.02%             1,129          --
Alpha US Sub Fund 4, LLC           $  1,881,000      0.45%            20,424          --
Alpha U.S. Sub Fund VIII, LLC      $  1,000,000      0.24%            10,858          --
American Fidelity Assurance
  Company                          $    850,000      0.20%             9,229          --
American Motorist Insurance
  Company                          $  1,258,000      0.30%            13,659          --
Amerisure Mutual Insurance
  Company                          $    900,000      0.21%             9,772          --
Arapahoe County Colorado           $    122,000      0.03%             1,324          --
Argent Classic Convertible
  Arbitrage Fund (Bermuda) Ltd.    $  3,000,000      0.71%            32,575          --
Argent Classic Convertible
  Arbitrage Fund L.P.              $  1,900,000      0.45%            20,630          --
Argent LowLev Convertible
  Arbitrage Fund Ltd.              $  6,500,000      1.54%            70,579          --
Arlington County                   $  1,340,000      0.32%            14,550          --
Aventis Pension Master Trust       $    430,000      0.10%             4,669          --
B.G.I. Global Investors c/o
  Forest Investment Mngt. L.L.C.   $    691,000      0.16%             7,503          --
Black Diamond Capital I, Ltd.      $    551,000      0.13%             5,982          --
Black Diamond Convertible
  Offshore, LDC                    $  2,561,000      0.61%            27,808          --
Black Diamond Offshore Ltd.        $  1,960,000      0.46%            21,282          --
Boilermaker - Blacksmith Pension
  Trust                            $  2,350,000      0.56%            25,517          --
British Virgin Islands Social
  Security Board                   $    174,000      0.04%             1,889          --
CALAMOS(R) Convertible Fund -
  CALAMOS(R) Investment Trust      $ 11,100,000      2.63%           120,528          --
CALAMOS(R) Convertible Growth and
  Income Fund - CALAMOS(R)
  Investment Trust                 $  7,100,000      1.68%            77,094          --
CALAMOS(R) Convertible Portfolio -
  CALAMOS(R) Advisors Trust        $    270,000      0.06%             2,931          --
CALAMOS(R) Market Neutral Fund -
  CALAMOS(R) Investment Trust      $ 13,000,000      3.08%           141,159          --
CALAMOS(R) Global Convertible
  Fund - CALAMOS(R) Investment
  Trust                            $    310,000      0.07%             3,366          --



                                        2




                                    PRINCIPAL
                                    AMOUNT AT                                       COMMON
                                   MATURITY OF                      COMMON           STOCK
                                      LYONS        PERCENT OF   STOCK ISSUABLE       OWNED
                                   BENEFICIALLY      TOTAL           UPON          PRIOR TO
                                    OWNED AND     OUTSTANDING     CONVERSION      CONVERSION
SELLING SECURITYHOLDER               OFFERED         LYONS         OF LYONS        OF LYONS*
----------------------             ------------   -----------   --------------    ----------

CareFirst BlueChoice, Inc.         $    150,000      0.04%             1,628          --
City of Albany Pension Plan        $    200,000      0.05%             2,171          --
City of Birmingham Retirement &
  Relief System                    $  2,400,000      0.57%            26,060          --
City of Knoxville Pension System   $    550,000      0.13%             5,972          --
City of New Orleans                $    503,000      0.12%             5,461          --
City University of New York        $    302,000      0.07%             3,279          --
Consulting Group Capital Markets
  Funds                            $    700,000      0.17%             7,600          --
Credit Lyonnais Securities         $ 22,500,000      5.33%           244,314          --
Deephaven Domestic Convertible
  Trading Ltd.                     $ 19,200,000      4.55%           208,481          --
Delta Airlines Master Trust        $  3,750,000      0.89%            40,719          --
Delta Pilots Disability and
  Survivorship Trust               $    800,000      0.19%             8,686          --
1976 Distribution Trust FBO A.R.
  Lauder/Zinterhofer               $     16,000      0.00%               173          --
1976 Distribution Trust FBO Jane
  Lauder                           $     32,000      0.01%               347          --
Dorinco Reinsurance Company        $  1,300,000      0.31%            14,115          --
Double Black Diamond Offshore LDC  $ 11,440,000      2.71%           124,220          --
The Dow Chemical Company
  Employees' Retirement Plan       $  4,650,000      1.10%            50,491          --
Drury University                   $     60,000      0.01%               651          --
The Fondren Foundation             $    140,000      0.03%             1,520          --
Forest Alternative Strategies, II  $    179,000      0.04%             1,943          --
Forest Fulcrum Fund L.L.P.         $  2,435,000      0.58%            26,440          --
Forest Global Convertible Fund
  Series A-5                       $  9,829,000      2.33%           106,727          --
FreeState Health Plan, Inc.        $    150,000      0.04%             1,628          --
Gaia Offshore Master Fund Ltd.     $ 16,400,000      3.89%           178,077          --
Genesee County Employees'
  Retirement System                $  1,300,000      0.31%            14,115          --
Georgia Municipal Employee
  Benefit System                   $  2,000,000      0.47%            21,716          --
Goldman, Sachs & Co. Profit
  Sharing Master Trust             $    680,000      0.16%             7,383          --
The Grable Foundation              $    235,000      0.06%             2,551          --
Grady Hospital Foundation          $    265,000      0.06%             2,877          --
Greek Catholic Union of the USA    $     90,000      0.02%               977          --
Group Hospitalization and Medical
  Services, Inc.                   $    700,000      0.17%             7,600          --
Hamilton Investment Management,
  L.L.C.                           $  3,900,000      0.92%            42,347          --
HealthNow New York, Inc.           $    425,000      0.10%             4,614          --
HFR CA Select Fund                 $    100,000      0.02%             1,085          --
HFR Convertible Arbitrage Account  $  1,646,000      0.39%            17,872          --





                                       3




                                    PRINCIPAL
                                    AMOUNT AT                                       COMMON
                                   MATURITY OF                      COMMON           STOCK
                                      LYONS        PERCENT OF   STOCK ISSUABLE       OWNED
                                   BENEFICIALLY      TOTAL           UPON          PRIOR TO
                                    OWNED AND     OUTSTANDING     CONVERSION      CONVERSION
SELLING SECURITYHOLDER               OFFERED         LYONS         OF LYONS        OF LYONS*
----------------------             ------------   -----------   --------------    ----------

H.K. Porter Company, Inc.          $     55,000      0.01%               597          --
Independence Blue Cross            $    809,000      0.19%             8,784          --
Innovest Finanzdienstleistungs AG  $  1,500,000      0.36%            16,287          --
Jackson County Employees'
  Retirement System                $    500,000      0.12%             5,429          --
KBC Financial Products (Cayman
  Islands) Ltd.                    $ 12,200,000      2.89%           132,472          --
KBC Financial Products USA Inc.    $    500,000      0.12%             5,429          --
Kettering Medical Center Funded
  Depreciation Account             $    130,000      0.03%             1,411          --
Knoxville Utilities Board
  Retirement System                $    335,000      0.08%             3,637          --
LLT Limited                        $    689,000      0.16%             7,481          --
Louisiana CCRF                     $    550,000      0.13%             5,972          --
Louisiana Workers' Compensation
  Corporation                      $    580,000      0.14%             6,297          --
Lyxor                              $  1,837,000      0.44%            19,946          --
Lyxor Master Fund                  $  2,600,000      0.62%            28,231          --
Lyxor Master Fund Ref:
  Argent/LowLev CB                 $  1,000,000      0.24%            10,858          --
Lyxor Master Fund c/o Forest
  Investment Mngt. L.L.C.          $  3,863,000      0.92%            41,945          --
Macomb County Employees'
  Retirement System                $    580,000      0.14%             6,297          --
McMahan Securities Co. L.P.        $    535,000      0.13%             5,809          --
Merrill Lynch, Pierce, Fenner &
  Smith Incorporated               $  3,437,000      0.81%            37,320          --
Merrill Lynch Insurance Group      $    653,000      0.15%             7,090          --
Minnesota Power and Light          $    508,000      0.12%             5,516          --
Municipal Employees                $    453,000      0.11%             4,918          --
New Orleans Firefighters Pension/
  Relief Fund                      $    272,000      0.06%             2,953          --
Nicholas Applegate Investment
  Grade Convertible                $     25,000      0.01%               271          --
NORCAL Mutual Insurance Company    $    300,000      0.07%             3,257          --
Oakwood Assurance Company          $     85,000      0.02%               922          --
Oakwood Healthcare Inc. Endowment  $     15,000      0.00%               162          --
Oakwood Healthcare Inc. Funded
  Depreciation                     $    145,000      0.03%             1,574          --
Oakwood Healthcare Inc. - OHP      $     20,000      0.00%               217          --
Oakwood Healthcare Inc. (Pension)  $    280,000      0.07%             3,040          --
Occidental Petroleum Corporation   $    524,000      0.12%             5,689          --
Ohio Bureau of Workers
  Compensation                     $    351,000      0.08%             3,811          --
OZ Convertible Master Fund, Ltd.   $  2,522,000      0.60%            27,384          --
OZ Mac 13 Ltd.                     $    704,000      0.17%             7,644          --






                                       4





                                    PRINCIPAL
                                    AMOUNT AT                                       COMMON
                                   MATURITY OF                      COMMON           STOCK
                                      LYONS        PERCENT OF   STOCK ISSUABLE       OWNED
                                   BENEFICIALLY      TOTAL           UPON          PRIOR TO
                                    OWNED AND     OUTSTANDING     CONVERSION      CONVERSION
SELLING SECURITYHOLDER               OFFERED         LYONS         OF LYONS        OF LYONS*
----------------------             ------------   -----------   --------------    ----------

OZ Master Fund, Ltd.               $ 32,687,000      7.74%           354,928          --
Physician's Reciprocal Insurers
  Account #7                       $  3,200,000      0.76%            34,746          --
Policeman and Fireman Retirement
  System of the City of Detroit    $  1,245,000      0.29%            13,518          --
Port Authority of Allegheny County
  Retirement and Disability
  Allowance Plan for the Employees
  Represented by Local 85 of the
  Amalgamated Transit Union        $  1,300,000      0.31%            14,115          --
Prisma Foundation                  $    110,000      0.03%             1,194          --
Pro-mutual                         $  1,491,000      0.35%            16,189          --
Ramius LP                          $    300,000      0.07%             3,257          --
RBC Capital Services Inc. c/o
  Forest Investment Mngt. L.L.C.   $    382,000      0.09%             4,147          --
RCG Baldwin LP                     $    700,000      0.17%             7,600          --
RCG Halifax Master Fund, LTD       $  2,500,000      0.59%            27,146          --
RCG Latitude Master Fund, LTD      $  2,300,000      0.54%            24,974          --
RCG Multi Strategy, LP             $  4,500,000      1.07%            48,862          --
Relay 11 Holdings c/o Forest
  Investment Mngt. L.L.C.          $    351,000      0.08%             3,811          --
2000 Revocable Trust FBO A.R.
  Lauder/Zinterhofer               $     15,000      0.00%               162          --
Royal Bank of Canada               $  7,500,000      1.78%            81,438          8,294
San Diego County Employees
  Retirement Association           $  1,700,000      0.40%            18,459          --
SCI Endowment Care Common Trust
  Fund - First Union               $     75,000      0.02%               814          --
SCI Endowment Care Common Trust
  Fund - National Fiduciary
  Services                         $    265,000      0.06%             2,877          --
SCI Endowment Care Common Trust
  Fund - Suntrust                  $    110,000      0.03%             1,194          --
Shell Pension Trust                $    791,000      0.19%             8,588          --
Southdown Pension Plan             $    240,000      0.06%             2,606          --
Southern Farm Bureau Life
  Insurance Company                $  2,500,000      0.59%            27,146          --
SPT                                $  2,900,000      0.69%            31,489          --
State of Florida, Office of the
  Treasurer                        $  4,000,000      0.95%            43,433          --
State of Florida Division of
  Treasury - Froley                $  4,000,000      0.95%            43,433          --
State of Maryland Retirement
  Agency                           $  6,375,000      1.51%            69,222          --
Sylvan (IMA) Ltd c/o Forest
  Investment Mngt. L.L.C.          $    849,000      0.20%             9,218          --
Tag Associates                     $    465,000      0.11%             5,049          --
TD Securities (USA) Inc.           $  4,900,000      1.16%            53,206          --
Trustmark Insurance Company        $    686,000      0.16%             7,448          --





                                     5





                                    PRINCIPAL
                                    AMOUNT AT                                       COMMON
                                   MATURITY OF                      COMMON           STOCK
                                      LYONS        PERCENT OF   STOCK ISSUABLE       OWNED
                                   BENEFICIALLY      TOTAL           UPON          PRIOR TO
                                    OWNED AND     OUTSTANDING     CONVERSION      CONVERSION
SELLING SECURITYHOLDER               OFFERED         LYONS         OF LYONS        OF LYONS*
----------------------             ------------   -----------   --------------    ----------

UFJ Investments Asia Ltd.          $  2,450,000      0.58%            26,603          --
Union Carbide Retirement Account   $  2,790,000      0.66%            30,294          --
United Food and Commercial
  Workers Local 1262 and
  Employers Pension Fund           $  1,050,000      0.25%            11,401          --
Vopak USA Inc., Retirement Plan
  (f.k.a. Van Waters & Rogers,
  Inc. Retirement Plan)            $    550,000      0.13%             5,972          --
Wachovia Securities, Inc.          $ 32,700,000      7.75%           355,069          --
Worldwide Transactions Limited     $    488,000      0.12%             5,298          --
Zazove Hedged Convertible Fund
  L.P.                             $  1,700,000      0.40%            18,459          --
Zazove Income Fund L.P.            $  1,700,000      0.40%            18,459          --
Zurich Institutional Benchmark
  Master Fund Ltd.                 $    500,000      0.12%             5,429          --
Zurich Institutional Benchmarks
  Master Fund Ltd.                 $  1,700,000      0.40%            18,459          --
Zurich Master Hedge Fund c/o
  Forest Investment Mngt. L.L.C.   $  1,232,000      0.29%            13,377          --


------------------------
* Assuming the sale of all LYONs and common stock issuable upon conversion of the LYONs, selling securityholders will not hold any LYONs and will hold the number of shares of our common stock set forth in this column.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

     The date of this prospectus supplement is August 9, 2002.













                                     6